SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING: 2/29/2008
FILE NUMBER:       811-2729
SERIES NO.:        7

72DD   1 Total income dividends for which record date passed during the period (000's omitted)
         Institutional Class                                  9,939
       2 Dividends for a second class of open end company shares
         Private                                                868
         Personal                                               228
         Cash Management                                      1,607
         Reserve                                                233
         Resource                                             1,491
         Corporate                                              171

73A.   1 Dividends from net invesment income
         Institutional Class                            $    0.0212
       2 Dividends for a second class of open end company shares
         Private                                        $    0.0199
         Personal                                       $    0.0184
         Cash Management                                $    0.0208
         Reserve                                        $    0.0168
         Resource                                       $    0.0204
         Corporate                                      $    0.0210

74U.   1 Number of shares outstanding (000's omitted)
         Institutional Class                                690,778
       2 Number of shares outstanding of a second class of open-end company shares (000's omitted)
         Private                                             40,020
         Personal                                            12,445
         Cash Management                                     47,476
         Reserve                                             15,256
         Resource                                           101,349
         Corporate                                           36,560

74V.   1 Net asset value per share (to nearest cent)
         Institutional Class                            $      1.00
       2 Net asset value per share of a second class of open-end
         company shares (to nearest cent)
         Private                                        $      1.00
         Personal                                       $      1.00
         Cash Management                                $      1.00
         Reserve                                        $      1.00
         Resource                                       $      1.00
         Corporate                                      $      1.00